THE BAR
AT THE CITADEL
A WHITESTONE REIT COMMUNITY
THE
CITADEL
Creating Communities in Our Properties™

SALLY BEAUTY SUPPLY
A WHITESTONE REIT COMMUNITY
Sunnyslope
Village
Creating Communities in Our Properties™

University of Phoenix
A WHITESTONE REIT COMMUNITY
WINDSORPARK
CENTRE
Creating Communities in Our Properties™

WHITESTONE REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended December 31, 2010

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE-Amex: WSR	Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate investment trust that owns,
Class B Common Shares	operates and re-develops Community Centered Properties TM, which are visibly located properties in
Listed 8/25/2010	established or developing, culturally diverse neighborhoods. As of December 31, 2010, we owned
38 Community Centered Properties TM with approximately 3.2 million square feet of leasable space,
38 Community Centers	located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San
3.2 Million GLA	Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded in 1998.
792 Tenants
We focus on value-creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial tenants at each property who provide services to their
Chicago	respective surrounding community. Operations include an internal management structure, providing cost-effective service to locally-oriented smaller space tenants. Multi-cultural community focus sets
Fiscal Year-End	us apart from traditional commercial real estate operators. We value diversity on our team and maintain
12/31	in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants
Common Shares &	and neighborhoods.
Units Outstanding:
Class B Common: 2.2 Million	We have a diverse tenant base concentrated on service offerings such as medical, education and
Class A Common: 3.5 Million	casual dining. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of
Operating Partnership Units:	December 31, 2010, provided a 57% premium rental rate compared to our larger space tenants. The
1.8 Million	largest of our 792 tenants comprises less than 2.0% of our revenues.

Dividend (per share / unit):
Quarter $0.2850	Investor Relations:
Annualized $1.14	Whitestone REIT
Dividend Yield 7.7%*	Anne I. Gregory, Vice President, Investor Relations & Marketing
2600 South Gessner Suite 500, Houston, Texas 77036
Board of Directors:	713.435.2221 email: ir@whitestonereit.com
James C. Mastandrea
Daryl J. Carter	ICR Inc. - Brad Cohen 203.682.8211
Daniel G. DeVos
Donald F. Keating	website: www.whitestonereit.com
Jack L. Mahaffey
Analyst Coverage:
*Based on share price of $14.80	BMO Capital Markets Corp.	J.J.B. Hilliard, W.LO. Lyons, LLC	Wunderlich Securities, Inc.
as of 12/31/2010	Paul Adornato, CFA	Carol L. Kemple	Merril Ross
	212.885.4170	502.588.1839	703.669.9255
	Paul.Adornato@bmo.com	ckemple@hilliard.com	mross@wundernet.com

Newest Acquisitions:

EXHIBIT 99.2
PRESS RELEASE

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND
FULL YEAR 2010

**************************Fourth Quarter and 2010 Highlights******************************
Operating Portfolio Occupancy Rate Increases Year-Over-Year Four Hundred Basis Points to 86%
FFO-Core Year-Over-Year- Increased 17.6%; Net Income for 2010 was $1.6 million
Company Acquires Two Community Centers Below Replacement Cost
Acquisition Pipeline Remains in Excess of $300 Million

Houston, Texas, February 28, 2011 -Whitestone REIT (NYSE-Amex: WSR - "Whitestone"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for fourth quarter and full year ended December 31, 2010.

“Our Community Centered Property, small space business model continues to deliver, strong upwardly trending operating results,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “Occupancy is increasing, revenues are growing, and the rent premium we receive on spaces that are less than 3,000 square feet continues to increase. Our focus on service-oriented tenants in multi-cultural communities distinguishes us in our industry. Our pipeline of acquisitions is expanding as we seek to replicate value-add deals similar to our two recent off-market acquisitions, which we acquired below replacement cost in the fall of 2010. Our 2011 growth initiatives, in addition to our focus on acquisitions that expand our geographic footprint, include adding tenants to create thriving business Communities within each of our centers and redevelopment projects that enhance the value of our core assets.”

Highlights: Fourth Quarter 2010 Compared to Fourth Quarter 2009*:
*2010 and 2009 results, except Funds From Operations (“FFO”)-Core, include in income a portion of an insurance settlement for damages to the Company's Houston communities from Hurricane Ike, which was $0.6 million, or $0.08 per diluted common share and operating partnership ("OP") unit, in 2010, and $1.2 million, or $0.24 per diluted common share and OP unit, in 2009.

•
FFO-Core increased 17.6%, or approximately $0.3 million, to $2.0 million versus $1.7 million for the same period in 2009. FFO-Core per diluted common share and OP unit was $0.28, as compared to $0.33 per diluted common share and OP unit, for the same period in 2009. FFO-Core per diluted common share and OP unit was impacted in 2010 by the issuance of 2.2 million shares in August 2010 in connection with the Company's initial public offering ("IPO"), and by the subsequent use of IPO proceeds for acquisitions. FFO-Core excludes the insurance settlement referenced above. Acquisition costs of approximately $35,000 and $15,000 were also excluded from FFO-Core in 2010 and 2009, respectively.

•
FFO was $2.6 million, or $0.35 per diluted common share and OP unit, as compared to $2.9 million or $0.57 per diluted common share and OP unit for the same period in 2009. This includes the income recognized from the insurance settlement referenced above.

•
Property net operating income (“NOI”) increased 4.3% to $4.9 million versus $4.7 million for the same period in 2009. The income recognized from the insurance settlement is not included in property NOI.

•
Net income attributable to Whitestone REIT was $0.5 million, or $0.10 per diluted common share, compared to $0.7 million or $0.21 per diluted common share for the same period in 2009.  This includes the income from the insurance settlement referenced above.

•
The Company declared a quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in January, February and March 2011. The dividend rate has remained the same since the dividend paid on July 8, 2010. The Company has consistently declared dividends for 18 consecutive quarters since Whitestone became internally managed in October 2006. (Subsequent to the fourth quarter, the Company declared a quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in April, May and June 2011.

Highlights: Fiscal Year 2010
Whitestone completed its IPO in August 2010, in which it sold 2.2 million Class B common shares for $12.00 per share. Net proceeds from the offering were approximately $23.0 million, which the Company is utilizing primarily to acquire value-add Community Centered PropertiesTM in its target markets.

FFO-Core per diluted common share and OP unit increased by 2.3% to $1.35 per diluted common share and OP unit in 2010. This compares to $1.32 per diluted common share and OP unit in the same period in 2009. FFO-Core excludes the insurance settlement referenced above which was $0.6 million, or $0.10 per diluted common share and OP unit in 2010, and $1.9 million, or $0.38 per diluted common share and OP unit, in 2009. Acquisition costs of approximately $46,000 and $75,000 were also excluded from FFO-Core in 2010 and 2009, respectively.

Whitestone's FFO was $8.4 million, or $1.44 per diluted common share and OP unit, for 2010 as compared to $8.6 million, or $1.68 per diluted common share and OP unit, for the same period in 2009.  The Company's 2010 per share results were impacted by the additional shares issued at the time of the IPO and by the subsequent use of its proceeds for new acquisitions. The income from the insurance settlement referenced above was $0.6 million, or $0.10 per diluted common share and OP unit in 2010, and $1.9 million, or $0.38 per diluted common share and OP unit, in 2009. Acquisition costs of approximately $46,000 and $75,000 were also excluded from FFO in 2010 and 2009, respectively.

Leasing Highlights: Fourth Quarter and Fiscal Year 2010
The Company's Operating Portfolio Occupancy Rate at December 31, 2010 increased 400 basis points to 86% as compared to 82% as of December 31, 2009. The Company defines Operating Portfolio Occupancy Rate as physical occupancy on all properties excluding new acquisitions and properties which are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under re-development, undergoing significant re-tenanting and recent acquisitions, was 84% as of December 31, 2010.

As previously communicated, the Company signed 181,000 square feet in new and renewal leases during the quarter ended December 31, 2010, primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which allows for premium rents.

The Company experienced robust leasing activity in 2010 as represented by:

•	a 41% increase in total lease value of new and renewal leases signed: $31.9 million in 2010 versus $22.7 million in 2009;

•	an 18% increase in the number of new and renewal leases signed: 298 in 2010 versus 252 in 2009; and

•	a 12% growth in the square footage of new and renewal leases signed: 716,000 for 2010 versus 639,000 in 2009.
Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 38 Community Centered PropertiesTM with approximately 3.2 million square feet of leasable space located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants who provide services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet), and as of December 31, 2010, provide a 57% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 792 tenants.  No single tenant accounted for more than 2% of the Company's annualized revenue as of December 31, 2010.

Balance Sheet
Whitestone maintains liquidity and financial flexibility in cash balances and unmortgaged properties. The Company had 15 unencumbered properties as of December 31, 2010, with an undepreciated costs basis of $55 million. Whitestone's total undepreciated value of real estate assets and indebtedness were $205 million and $101 million, respectively, as of December 31, 2010.

The Company has no real estate debt maturing prior to 2013, and as of December 31, 2010, 75% of the Company's total indebtedness was fixed-rate debt. The blended interest rate for our fixed and variable rate debt was 5.6% as of December 31, 2010. For the fourth quarter of 2010, the Company's interest coverage ratio (EBITDA/Interest Expense) was 2.5:1.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Listen via Webcast
Interested parties can listen to the earnings conference call which will be held today after the market closes, at 5:00 p.m. (Eastern Time) with management live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(877) 407-9039 for domestic participants or 1-(201) 689-8470 for international participants and entering the passcode 366099. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 14, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 366099. The replay of the call will be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter 2010 earnings release and supplemental financial package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT
Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Community Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diverse tenant base concentrated on service offerings including medical, education and casual dining. The largest of its 792 tenants comprises less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities; the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core and NOI. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income.

The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.
EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to Whitestone REIT. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
( in thousands, except share data)

	December 31,
	2010	2009
ASSETS
Real estate assets, at cost:
Property	$204,954	$192,832
Accumulated depreciation	(39,556)	(34,434)
Total real estate assets	165,398	158,398
Cash and cash equivalents	17,591	6,275
Escrows and acquisition deposits	4,385	8,155
Accrued rent and accounts receivable, net of allowance for doubtful accounts	4,726	4,514
Unamortized lease commissions and loan costs	3,598	3,973
Prepaid expenses and other assets	747	685
Total assets	$196,445	$182,000
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$100,941	$101,782
Accounts payable and accrued expenses	7,292	9,954
Tenants' security deposits	1,796	1,630
Dividends and distributions payable	2,133	1,775
Total liabilities	112,162	115,141
Commitments and Contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and
outstanding at December 31, 2010 and December 31, 2009, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 3,471,187 and 3,445,769 issued and outstanding as of December 31, 2010 and December 31, 2009,
respectively	3	10
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized;
2,200,000 and 0 issued and outstanding as of December 31, 2010 and December 31, 2009,
respectively	2	—
Additional paid-in capital	93,357	69,952
Accumulated deficit	(30,654)	(26,372)
Total Whitestone REIT shareholders' equity	62,708	43,590
Noncontrolling interest in subsidiary	21,575	23,269
Total equity	84,283	66,859
Total liabilities and equity	$196,445	$182,000

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2010	2009	2008

Property revenues
Rental revenues	$25,901	$26,449	$24,999
Other revenues	5,632	6,236	6,202
Total property revenues	31,533	32,685	31,201

Property expenses
Property operation and maintenance	8,358	8,519	8,862
Real estate taxes	3,925	4,472	3,973
Total property expenses	12,283	12,991	12,835

Other expenses (income)
General and administrative	4,992	6,072	6,708
Depreciation & amortization	7,225	6,958	6,859
Involuntary conversion	(558)	(1,542)	358
Interest expense	5,620	5,749	5,857
Interest income	(28)	(36)	(182)
Total other expense	17,251	17,201	19,600

Income (loss) from continuing operations before loss on disposal of assets
and income taxes	1,999	2,493	(1,234)

Provision for income taxes	(264)	(222)	(219)
Loss on sale or disposal of assets	(160)	(196)	(223)
Income (loss) from continuing operations	1,575	2,075	(1,676)

Loss from discontinued operations	—	—	(188)
Gain on sale of properties from discontinued operations	—	—	3,619
Net income	1,575	2,075	1,755

Less: Net income attributable to noncontrolling interests	470	733	621

Net income attributable to Whitestone REIT	$1,105	$1,342	$1,134

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Year Ended December 31,
	2010	2009	2008

Earnings per share - basic
Income (loss) from continuing operations attributable to Whitestone REIT
excluding amounts attributable to unvested restricted shares	$0.27	$0.41	$(0.32)
Income from discontinued operations attributable to Whitestone REIT	—	—	0.67
Net income attributable to common shareholders excluding amounts
attributable to unvested restricted shares	$0.27	$0.41	$0.35

Earnings per share - diluted
Income (loss) from continuing operations attributable to Whitestone REIT
excluding amounts attributable to unvested restricted shares	$0.27	$0.40	$(0.32)
Income from discontinued operations attributable to Whitestone REIT	—	—	0.67
Net income attributable to common shareholders excluding amounts attributable
to unvested restricted shares	$0.27	$0.40	$0.35

Weighted average number of common shares outstanding:
Basic	4,012	3,236	3,277
Diluted	4,041	3,302	3,277

Dividends declared per Class A common share	$1.19	$1.35	$1.59
Dividends declared per Class B common share (1)	0.57	—	—

Condensed Consolidated Statements of Comprehensive Income

Net income	$1,575	$2,075	$1,755
Other comprehensive gain
Unrealized gain on cash flow hedging activities	—	—	368
Comprehensive income	1,575	2,075	2,123

Less: Comprehensive income attributable to noncontrolling interests	470	733	759

Comprehensive income attributable to Whitestone REIT	$1,105	$1,342	$1,364

(1)     Dividend rate is the same as Class A, but represents a partial year for Class B common shares issued August 26, 2010.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Property revenues
Rental revenues	$6,601	$6,422	$25,901	$26,449
Other revenues	1,458	1,532	5,632	6,236
Total property revenues	8,059	7,954	31,533	32,685

Property expenses
Property operation and maintenance	2,285	1,977	8,358	8,519
Real estate taxes	923	1,245	3,925	4,472
Total property expenses	3,208	3,222	12,283	12,991

Other expenses (income)
General and administrative	1,257	1,469	4,992	6,072
Depreciation & amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Total other expense	4,002	3,433	17,251	17,201

Income from continuing operations before loss on disposal
of assets and income taxes	849	1,299	1,999	2,493

Provision for income taxes	(51)	(56)	(264)	(222)
Loss on sale or disposal of assets	(47)	(138)	(160)	(196)
Net income	751	1,105	1,575	2,075

Less: Net income (loss) attributable to noncontrolling interests	206	390	470	733

Net income (loss) attributable to Whitestone REIT	$545	$715	$1,105	$1,342

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Earnings per share - basic
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares (1)	$0.10	$0.22	$0.27	$0.41

Earnings per share - diluted
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares (1)	$0.10	$0.21	$0.27	$0.40

Weighted average number of common shares outstanding:
Basic	5,479	3,236	4,012	3,236
Diluted	5,499	3,301	4,041	3,302

Dividends declared per Class A common share	$0.2850	$0.3375	$1.1900	$1.3500
Dividends declared per Class B common share (2)	0.2850	—	0.5700	—

(1)     The sum of individual quarterly basic and diluted earnings per share amounts may not agree with the year-to-date basic and diluted earning per share amounts as the result of each period's computation being based on the weighted average number of common shares outstanding during that period.

(2)     Dividend rate is the same as Class A, but represents a partial year for Class B common shares issued August 26, 2010.

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$1,575	$2,075	$(1,676)
Net income from discontinued operations	—	—	3,431
	1,575	2,075	1,755
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,225	6,958	6,859
Loss on sale or disposal of assets	160	196	223
Bad debt expense	536	877	731
Share-based compensation	297	1,013	—
Change in fair value of derivative instrument	—	—	—
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,840	(3,700)	(3,590)
Accrued rent and accounts receivable	(748)	(511)	(225)
Unamortized lease commissions and loan costs	(783)	(634)	(813)
Prepaid expenses and other assets	446	527	417
Accounts payable and accrued expenses	(2,319)	2,096	655
Tenants' security deposits	166	1	31
Net cash provided by operating activities	10,395	8,898	2,612
Net cash provided by operating activities of discontinued operations	—	—	8
Cash flows from investing activities:
Acquisitions of real estate	(8,625)	(5,619)	—
Additions to real estate	(4,143)	(3,611)	(5,153)
Net cash used in investing activities	(12,768)	(9,230)	(5,153)
Net cash used in investing activities of discontinued operations	—	—	(8)
Cash flows from financing activities:
Dividends paid	(5,158)	(4,645)	(5,578)
Distributions paid to OP unit holders	(2,249)	(2,281)	(3,094)
Proceeds from issuance of common shares	22,970	—	—
Proceeds from notes payable	1,430	9,557	95,053
Repayments of notes payable	(2,957)	(8,725)	(78,990)
Payments of loan origination costs	(98)	(288)	(2,672)
Repurchase of common stock	(249)	—	—
Net cash provided by (used in) financing activities	13,689	(6,382)	4,719
Net increase (decrease) in cash and cash equivalents	11,316	(6,714)	2,178
Cash and cash equivalents at beginning of period	6,275	12,989	10,811
Cash and cash equivalents at end of period	$17,591	$6,275	$12,989
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,621	$5,535	$5,189
Cash paid for taxes	262	223	224
Non cash Investing and financing activities:
Disposal of fully depreciated real estate	$598	$564	$698
Financed insurance premiums	616	568	476
Acquistion of real estate in exchange for OP units	—	3,625	—
Change in par value of Class A common shares	7	—	—
Disposal of real estate in settlement of lawsuit	—	—	7,844
Reclassification of dividend reinvestment shares with rescission rights	606	—	(606)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
Depreciation and amortization of real estate assets	1,767	1,659	6,697	6,347
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
FFO	$2,565	$2,902	$8,432	$8,618

Acquisition costs	$35	$15	$46	$75
Gain on insurance claim settlement (1)	(558)	(1,243)	(558)	(1,934)
FFO-Core	$2,042	$1,674	$7,920	$6,759

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,565	$2,902	$8,432	$8,618
Dividends paid on unvested restricted Class A common shares	(6)	(7)	(27)	(27)
FFO excluding amounts attributable to unvested restricted
Class A common shares	2,559	2,895	8,405	8,591
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	2,036	1,667	7,893	6,732

Denominator:
Weighted average number of total common shares - basic	5,479	3,236	4,012	3,236
Weighted average number of total noncontrolling
OP units - basic	1,815	1,815	1,815	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	7,294	5,051	5,827	5,051

Effect of dilutive securities:
Unvested restricted shares	20	66	29	66
Weighted average number of total common shares and
noncontrolling OP units - dilutive	7,314	5,117	5,856	5,117

FFO per share and unit - basic	$0.35	$0.57	$1.44	$1.70
FFO per share and unit - diluted	$0.35	$0.57	$1.44	$1.68

FFO-Core per share and unit - basic	$0.28	$0.33	$1.35	$1.33
FFO-Core per share and unit - diluted	$0.28	$0.33	$1.35	$1.32

(1)     $392 included in rental revenues for the twelve months ended December 31, 2009.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
General and administrative expenses	1,257	1,469	4,992	6,072
Depreciation and amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Provision for income taxes	51	56	264	222
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
NOI	$4,851	$4,732	$19,250	$19,694

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$545	$715	$1,105	$1,342
Depreciation and amortization	1,902	1,799	7,225	6,958
Involuntary conversion	(558)	(1,243)	(558)	(1,542)
Interest expense	1,410	1,414	5,620	5,749
Interest income	(9)	(6)	(28)	(36)
Provision for income taxes	51	56	264	222
Loss on disposal of assets	47	138	160	196
Net income attributable to noncontrolling interests	206	390	470	733
EBITDA	$3,594	$3,263	$14,258	$13,622

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010
Net income attributable to Whitestone REIT	$545	$177	$166	$217
Depreciation and amortization	1,902	1,830	1,759	1,734
Involuntary conversion	(558)	—	—	—
Interest expense	1,410	1,401	1,402	1,407
Interest income	(9)	(7)	(5)	(7)
Provision for income taxes	51	57	102	54
Loss on disposal of assets	47	72	8	33
Net income attributable to noncontrolling interests	206	57	89	118
EBITDA	$3,594	$3,587	$3,521	$3,556

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Other Financial Information:

Tenant improvements (1)	$233	$572	$1,404	$1,880
Leasing commissions (1)	$192	$119	$643	$604
Scheduled debt principal payments	$594	$523	$2,303	$1,774
Straight line rent income (loss)	$223	$(100)	$275	$325
Market rent amortization income (loss) from acquired leases	$3	$(3)	$16	$(21)
Non-cash share-based compensation expense	$78	$252	$297	$1,011
Non-real estate depreciation and amortization	$26	$37	$108	$171
Amortization of loan fees	$109	$104	$420	$440
Acquisition costs	$35	$15	$46	$75
Undepreciated value of unencumbered properties	$55,277	$59,032	$55,277	$59,032
Number of unencumbered properties	15	15	15	15
Full time employees	53	49	53	49

(1)     Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands)

	As of December 31, 2010
	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Class A common shares outstanding	46.4%	3,471
Class B common shares outstanding	29.4%	2,200
Operating partnership units outstanding	24.2%	1,815
Total	100.0%	7,486

Market price of Class B common shares as of
December 31, 2010		$14.80

Total equity capitalization		$110,793	57%

Debt Capitalization:
Outstanding debt		$100,941
Less: cash and cash equivalents		(17,591)
		83,350	43%

Total Market Capitalization as of
December 31, 2010		$194,143	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010
COVERAGE RATIO
Interest cover ratio
EBITDA	$3,594	$3,587	$3,521	$3,556
Interest expense	1,410	1,401	1,402	1,407
	2.5	2.6	2.5	2.5

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$204,954	$196,877	$193,283	$193,268

Outstanding debt	$100,941	$101,667	$100,837	$101,569
Less: Cash	(17,591)	(26,617)	(3,910)	(4,762)
	$83,350	$75,050	$96,927	$96,807
	41%	38%	50%	50%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
As of December 31, 2010
(in thousands)

TOTAL OUTSTANDING DEBT

Description	Oustanding Amount	Percentage of Total Debt
Fixed rate notes
$10.0 million 6.04% Note, due 2014	$9,498	9%
$1.5 million 6.50% Note, due 2014	1,496	1%
$11.2 million 6.52% Note, due 2015	10,908	11%
$21.4 million 6.53% Notes, due 2013	20,142	20%
$24.5 million 6.56% Note, due 2013	24,030	24%
$9.9 million 6.63% Notes, due 2014	9,498	10%
$0.5 million 5.05% Notes, due 2011 and 2010	13	—%
Floating rate note
$26.9 million LIBOR + 2.86% Note, due 2013 (1)	25,356	25%
	$100,941	100%

SCHEDULE OF DEBT MATURITIES

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2011	$2,459	$—	$2,459	2%
2012	2,579	—	2,579	3%
2013	2,272	64,152	66,424	66%
2014	260	18,949	19,209	19%
2015	124	10,146	10,270	10%
2016 and thereafter	—	—	—	—%
Total	$7,694	$93,247	$100,941	100%

(1)     As of December 31, 2010, one-month LIBOR interest rate was 0.26%.

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Leasable Square Feet as of	Occupancy as of
Community Center Properties	December 31, 2010	December 31, 2010	September 31, 2010	June 30, 2010	March 31, 2010
Retail	1,188,830	88%	80%	82%	81%
Office/Flex	1,201,672	88%	87%	85%	84%
Office	631,841	79%	78%	76%	78%
Total - Operating Portfolio	3,022,343	86%	83%	82%	82%
Redevelopment, New Acquisitions (1)	139,677	40%	16%	N/A	N/A
Total	3,162,020	84%	82%	82%	82%

(1)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties which are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Sports Authority	San Antonio	$495	1.9%	1/1/2004	2015
Compass Insurance	Dallas	367	1.4%	9/1/2005	2013
Brockett Davis Drake Inc.	Dallas	365	1.4%	3/14/1994	2011
Air Liquide America, L.P.	Dallas	363	1.4%	8/1/2001	2013
Kroger	Houston	265	1.0%	9/1/1999	2011
X-Ray X-Press Corporation	Houston	262	1.0%	7/1/1998	2019
Petsmart, Inc	San Antonio	255	1.0%	1/1/2004	2013
Marshall's	Houston	248	0.9%	5/12/1983	2013
Rock Solid Images	Houston	243	0.9%	4/1/2004	2012
Merrill Corporation	Dallas	234	0.9%	12/10/2001	2014
Eligibility Services	Dallas	224	0.9%	6/6/2000	2012
River Oaks L-M, Inc.	Houston	199	0.8%	10/15/1993	2011
New Lifestyles, Inc.	Dallas	192	0.7%	5/5/1998	2013
Landworks, Inc.	Houston	178	0.7%	6/1/2004	2013
The University of Texas Health Science Center	Houston	177	0.7%	7/1/2007	2017
		$4,067	15.6%
(2)    Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2010 for each applicable tenant multiplied by 12.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

LEASE ACTIVITY

	Twelve Months Ended December 31,
	2010	2009
RENEWALS
Number of Leases	144	149
Total SF	288,538	410,685
Average SF	2,004	2,756
Total Lease Value	$10,374,000	$12,339,000
NEW LEASES
Number of Leases	154	103
Total SF	427,620	228,136
Average SF	2,777	2,215
Total Lease Value	$21,492,000	$10,408,000
TOTAL LEASES
Number of Leases	298	252
Total SF	716,158	638,821
Average SF	2,403	2,535
Total Lease Value	$31,866,000	$22,747,000

ROLLFORWARD OF TOTAL OCCUPIED SQUARE FEET

SQUARE FEET
December 31, 2009	2,484,414
+ New leases	427,620
+ Property acquisitions	56,537
+ Lease renewals	225,012
- Expiring leases	(306,185)
- Early terminations	(228,750)
December 31, 2010	2,658,648

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS

				Annualized Base Rent
		Gross Leasable Area		as of December 31, 2010
Year	Number of Leases (1)	Approximate Square Feet	Percent of Total	Amount (in thousands)(2)	Percent of Total	Per Square Foot
2011	251	670,660	21%	$6,641	25.3%	$9.90
2012	159	460,412	15%	4,898	18.7%	10.64
2013	144	504,510	16%	5,394	20.6%	10.69
2014	94	327,413	10%	3,492	13.3%	10.67
2015	71	311,924	10%	3,026	11.5%	9.70
2016	39	127,213	4%	983	3.8%	7.73
2017	8	43,725	1%	407	1.6%	9.31
2018	9	55,581	2%	365	1.4%	6.57
2019	6	50,333	2%	569	2.2%	11.30
2020	3	37,907	1%	237	0.9%	6.25
Total	784	2,589,678	82%	$26,012	99.3%	$10.04

(1)    Lease expirations table reflects rents in place as of December 31, 2010, and does not include option periods.
(2)    Annualized base rent represents the monthly base rent as of December 31, 2010 for each tenant multiplied by 12.

 Whitestone REIT and Subsidiaries
COMMUNITY CENTERED PROPERTY DETAILS
As of December 31, 2010

Community Name	Location	Year Built/ Renovated	Leasable Square Feet	Percent Occupied at 12/31/10	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)
Retail Communities:
Bellnott Square	Houston	1982	73,930	35%	$266	$10.28
Bissonnet/Beltway	Houston	1978	29,205	95%	256	9.23
Centre South	Houston	1974	39,134	82%	312	9.72
Greens Road	Houston	1979	20,507	85%	145	8.32
Holly Knight	Houston	1984	20,015	100%	326	16.29
Kempwood Plaza	Houston	1974	101,008	100%	876	8.67
Lion Square	Houston	1980	119,621	99%	801	6.76
Providence	Houston	1980	90,327	99%	786	8.79
Shaver	Houston	1978	21,926	98%	239	11.12
South Richey	Houston	1980	69,928	94%	548	8.34
Spoerlein Commons	Chicago	1987	41,455	90%	733	19.65
SugarPark Plaza	Houston	1974	95,032	100%	935	9.84
Sunridge	Houston	1979	49,359	89%	429	9.77
Torrey Square	Houston	1983	105,766	88%	694	7.46
Town Park	Houston	1978	43,526	100%	758	17.41
Webster Point	Houston	1984	26,060	92%	269	11.22
Westchase	Houston	1978	49,573	86%	398	9.34
Windsor Park	San Antonio	1992	192,458	76%	1,072	7.33
			1,188,830	88%	$9,843	$9.41
Office/Flex Communities:
Brookhill	Houston	1979	74,757	89%	$257	$3.86
Corporate Park Northwest	Houston	1981	185,627	70%	1,373	10.57
Corporate Park West	Houston	1999	175,665	92%	1,471	9.10
Corporate Park Woodland	Houston	2000	99,937	92%	792	8.61
Dairy Ashford	Houston	1981	42,902	95%	210	5.15
Holly Hall	Houston	1980	90,000	100%	689	7.66
Interstate 10	Houston	1980	151,000	95%	693	4.83
Main Park	Houston	1982	113,410	100%	660	5.82
Plaza Park	Houston	1982	105,530	74%	650	8.32
Westbelt Plaza	Houston	1978	65,619	63%	347	8.39
Westgate	Houston	1984	97,225	100%	528	5.43
			1,201,672	88%	$7,670	$7.25
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	71%	$1,462	$16.36
Featherwood	Houston	1983	49,760	87%	755	17.44
Pima Norte	Phoenix	2007	33,417	17%	85	14.96
Royal Crest	Houston	1984	24,900	70%	218	12.51
Uptown Tower	Dallas	1982	253,981	88%	3,918	17.53
Woodlake Plaza	Houston	1974	106,169	89%	1,215	12.86
Zeta Building	Houston	1982	37,740	77%	431	14.83
			631,841	79%	$8,084	$16.20
Total - Operating Portfolio			3,022,343	86%	$25,597	$9.85

The Citadel	Phoenix	1985	28,547	16%	$85	$18.61
Sunnyslope Village	Phoenix	2000	111,130	47%	527	10.09
			139,677	40%	612	10.95
Grand Totals			3,162,020	84%	$26,209	$9.87

(1)     Calculated as the tenant's actual December 31, 2010 base rent multiplied by 12.  Excludes vacant space as of December 31, 2010.  Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)    Calculated as annualized base rent divided by net rentable square feet leased at December 31, 2010.  Excludes vacant space at December 31, 2010.